UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2016

DOCASA, INC.
(f/k/a FWF Holdings, Inc.) (Exact name of registrant as specified in its charter)

Nevada	333-199583	41-1305387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Roselle Road, Suite 800, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 250-2709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 30, 2016, Stefan Allesch-Taylor (“Allesch-Taylor”), Chairman of DOCASA, Inc. (the “Company”), personally paid Atlantik LP (“Atlantik”), a creditor of the Company, the remaining balance of $300,000 owed by the Company to Atlantik pursuant to its promissory note from the Company dated September 1, 2016. In consideration of Allesch-Taylor’s payment of the Company’s balance, the Company agreed to issue Allesch-Taylor 300,000 shares of the Company’s common stock, valued at $1.00 per share. As of the date hereof, the stock has not been issued but has been recorded as issuable. After the issuance of the shares, Allesch-Taylor will beneficially own 110,300,000 shares of the Company’s common stock, or approximately 75.0% of the Company’s common stock.

The shares to Allesch-Taylor will be issued based on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder as there was no general solicitation, and the transactions did not involve a public offering.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCASA, INC.

Date: January 20, 2017	By:	/s/ Ashley Lopez
Ashley Lopez Principal Executive Officer

3